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                                                                  EXHIBIT 11 (a)




                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
AIM Summit Fund, Inc.

We consent to the use of our report on AIM Summit Fund, Inc. dated December 6, 1996 included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Reports" in the Statement of Additional Information.




                                           /s/ KPMG PEAT MARWICK LLP

                                           KPMG Peat Marwick LLP


Houston, Texas
February 14, 1997